                                                                    EXHIBIT 99.2

                       HEALTH BENEFITS DIRECT CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                 Pages
                                                                --------

Report of Independent Registered Public Accounting Firm           F-2

Consolidated Balance Sheet as of December 31, 2004 and as
of September 30, 2005                                             F-3

Consolidated  Statements of Operations for the period from        F-4
January 27, 2004 (inception) through December 31, 2004 and
for the nine months ending  September 30, 2005 (unaudited)
and for the  period  from  January  27,  2004  (inception)
through September 30, 2004 (unaudited)

Consolidated Statement of Shareholders' Equity as of              F-5
December 31, 2004 and as of September 30, 2005 (unaudited)

Consolidated  Statements of Cash Flows for the period from        F-6
January 27, 2004 (inception) through December 31, 2004 and
For the nine months ending  September 30, 2005 (unaudited)
and for the  period  from  January  27,  2004  (inception)
through September 30, 2004 (unaudited)

Notes to Consolidated Financial Statements                        F-7

                                               2700 N. Military Trail, Suite 200
                                                            Boca Raton, FL 33431
                                                               Tel. 561-939-1275
S & CO.                                                        Fax. 561-826-8100
                                                        e-mail:info@sherbcpa.com

Sherb & Co., LLP                                 Offices in New York and Florida
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Health Benefits Direct Corporation F/K/A
Platinum Partners, LLC And Platinum Partners II, LLC. And Subsidiary
d/b/a Health Benefits Direct

We have audited the  accompanying  consolidated  balance sheet.  Health Benefits
Direct  Corporation F/K/A Platinum  Partners,  LLC and Platinum Partners II, LLC
and  Subsidiary  d/b/a Health  Benefits  Direct as of December 31, 2004, and the
related consolidated  statements of operations,  shareholders'  deficit and cash flows for the period  January 27, 2004  (inception)  through  December 31, 2004.
These consolidated  financial statements are the responsibility of the Company's management.  Our  responsibility is to express an opinion on these  consolidated financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material  misstatement.  An audit includes examining on a test basis,  evidence  supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all  material  respects,  the  financial  position  of  Health  Benefits  Direct
Corporation  F/K/A  Platinum  Partners,  LLC and  Platinum  Partners II, LLC and
Subsidiary d/b/a Health Benefits Direct as of December 31, 2004, and the results of their operations and their cash flows for the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                                    /s/ Sherb & Co., LLP
                                                    ----------------------------
                                                    Certified Public Accountants

Boca Raton, Florida
September 13, 2005

                                       F-2

                                                 HEALTH BENEFITS DIRECT CORPORATION
                                                     CONSOLIDATED BALANCE SHEET

                                                               ASSETS
                                                                                  December 31, 2004   September 30, 2005
                                                                                  -----------------   ------------------

CURRENT ASSETS:                                                                                        (unaudited)

   Cash                                                                            $    13,517          $    16,192
   Accounts receivable (net of allowance
     for doubtful accounts of $9,817 as of December 31, 2004
     and $13,437 as of September 30, 2005)                                              33,556                4,969
   Other receivable - related party                                                     22,249               41,034
                                                                                   -----------          -----------
          Total Current Assets                                                          69,322               62,195

PROPERTY AND EQUIPMENT - Net                                                           175,742              314,214
OTHER ASSETS                                                                            22,665               85,664
                                                                                   -----------          -----------
          Total Assets                                                             $   267,729          $   462,073
                                                                                   ===========          ===========

                                             LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                $    12,876          $    72,895
   Accounts payable - related party                                                     60,469              188,870
   Accrued expenses                                                                     84,241              172,678
   Accrued salaries - management                                                       525,000              997,500
   Unearned commission advances                                                           --                447,406
   Line of credit                                                                      200,000              399,000
   Loans payable - shareholders'                                                        25,000              575,170
                                                                                   -----------          -----------
          Total Current Liabilities                                                $   907,586          $ 2,853,519

SHAREHOLDERS' DEFICIT:
   Preferred stock ($.001 Par value; 5,000,000 shares authorized;
     0 shares issued and outstanding)                                                     --                   --
   Common stock ($.001 Par value; 40,000,000 shares authorized;
     7,325,000 and 7,800,000 shares issued and outstanding as of
     December 31, 2004 and September 30, 2005, respectively)                             7,325                7,800
   Additional paid in capital                                                          480,675              666,600
   Accumulated deficit                                                              (1,127,857)          (3,065,846)
                                                                                   -----------          -----------
          Total Shareholders' Deficit                                                 (639,857)          (2,391,446)
                                                                                   -----------          -----------
          Total Liabilities and Shareholders' Deficit                              $   267,729          $   462,073
                                                                                   ===========          ===========

                                                     See accompanying notes.

                                       F-3

                                            HEALTH BENEFITS DIRECT CORPORATION
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
        For the period from January 27, 2004 (inception) through December 31, 2004 and for the nine months ending
                   September 30, 2005 (unaudited) and for the period from January 27, 2004 (inception)
                                          through September 30, 2004 (unaudited)

                                                          December 31, 2004     September 30, 2005    September 30, 2004
                                                          -----------------     ------------------    ------------------
                                                                                  (unaudited)            (unaudited)

TOTAL REVENUES                                              $ 1,402,721           $ 1,627,330           $   628,177
                                                            -----------           -----------           -----------

OPERATING EXPENSES:
    Salaries and benefits expense                               960,626             1,912,233               435,454
    Salaries - management                                       525,000               472,500               367,500
    Lead expense                                                499,680               491,876               276,153
    Facilities expense                                          132,789               132,425                88,496
    Consulting fees                                             130,040                  --                    --
    Other selling, general and administrative                   277,385               537,495               222,283
                                                            -----------           -----------           -----------
       Total Operating Expenses                               2,525,520             3,546,529             1,389,886
                                                            -----------           -----------           -----------
LOSS FROM OPERATIONS                                         (1,122,799)           (1,919,199)             (761,709)
                                                            -----------           -----------           -----------
OTHER INCOME (EXPENSES):
    Interest expense                                             (5,133)              (18,790)               (3,190)
    Other income                                                     75                  --                    --
                                                            -----------           -----------           -----------
       Total Other Expenses                                      (5,058)              (18,790)               (3,190)
                                                            -----------           -----------           -----------
NET LOSS                                                    $(1,127,857)          $(1,937,989)          $  (764,899)
                                                            ===========           ===========           ===========

                                                 See accompanying notes.

                                       F-4

                                      HEALTH BENEFITS DIRECT CORPORATION
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For the period from January 27, 2004 (inception) through December 31, 2004 and for the nine months ending September 30, 2005 (unaudited)

                                            Preferred Stock, $.001 Par             Common Stock, $.001 Par
                                                       Value                                 Value
                                          ----------------------------------      ---------------------------
                                            Number of                             Number of
                                              Shares              Amount           Shares             Amount
                                          --------------       -------------      ---------         ---------
Balance, January 27, 2004                            -         $      -                   -         $       -

Common stock issued for cash                         -                -           7,325,000             7,325

Additional capital contributions                     -                -                   -                 -

Net loss for the year                                -                -                   -                 -
                                          --------------       -------------      ---------         ---------
Balance, December 31, 2004                           -                -           7,325,000         $   7,325

Common stock issued for cash                         -                -             300,000               300

Common stock issued for Acquisition
of remaining minority interest                       -                -             175,000               175

Net loss for the nine months ended
September 30, 2005                                   -                -                   -                 -
                                          --------------       -------------      ---------         ---------
Balance, September 30, 2005                          -         $      -           7,800,000         $   7,800
                                          ==============       =============      =========         =========

                             See accompanying notes.

                                       F-5

                                      HEALTH BENEFITS DIRECT CORPORATION
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For the period from January 27, 2004 (inception) through December 31, 2004 and for the nine months ending September 30, 2005 (unaudited)

                                              Additional                                Total
                                               Paid-in          Accumulated         Stockholders'
                                               Capital            Deficit              Equity
                                            -----------       --------------       -------------
Balance, January 27, 2004                    $        -       $            -       $           -

Common stock issued for cash                    92,675                                   100,000

Additional capital contributions               388,000                                   388,000

Net loss for the year                                -            (1,127,857)         (1,127,857)
                                            -----------       --------------       -------------
Balance, December 31, 2004                   $  480,675       $   (1,127,857)      $    (639,857)

Common stock issued for cash                   186,100                     -             186,400

Common stock issued for Acquisition
of remaining minority interest                    (175)                    -                   -

Net loss for the nine months ended
September 30, 2005                                   -            (1,937,989)         (1,937,989)
                                            -----------       --------------       -------------
Balance, September 30, 2005                  $  666,600       $   (3,065,846)      $  (2,391,446)
                                            ===========       ==============       =============

                             See accompanying notes.

                                       F-5

                                              HEALTH BENEFITS DIRECT CORPORATION
                                             CONSOLIDATED STATEMENT OF CASH FLOWS
 For the period from January 27, 2004 (inception) through December 31, 2004 and for the nine months ending September 30, 2005
           (unaudited) and for the period from January 27, 2004 (inception) through September 30, 2004 (unaudited)

                                                                 December 31, 2004   September 30, 2005       September 2004
                                                                 -----------------   ------------------       --------------
  CASH FLOWS FROM OPERATING ACTIVITIES:                                                (unaudited)               (unaudited)

     Net loss                                                    $  (1,127,857)      $  (1,937,989)           $  (764,899)
     Adjustments to reconcile net loss to net cash flows
       used in operating activities:

          Depreciation                                                  37,797              59,515                 23,873
          Provision for bad debt                                         9,817                   -                      -

          Increase in:
            Accounts receivable                                        (43,373)             28,587                (28,652)
            Other receivable - related party                           (22,249)            (18,785)                (5,515)
            Other assets                                               (22,665)            (62,998)               (33,066)

          Increase in:
            Accounts payable                                            12,876              60,019                      -
            Accounts payable - related party                            60,469             128,400                     (1)
            Unearned commission advances                                     -             447,406                      -
            Accrued expenses                                            84,241              88,437                109,241
            Deferred revenue                                                 -                                          -
            Accrued salaries - management                              525,000             472,500                367,500
                                                                 -------------       -------------            -----------
  Net cash flows used in operating activities                         (485,944)           (734,908)              (331,519)
                                                                 -------------       -------------            -----------
  CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                               (188,539)           (207,987)              (172,932)
                                                                 -------------       -------------            -----------
  Net cash flows used in investing activities                         (188,539)           (207,987)              (172,932)
                                                                 -------------       -------------            -----------
  CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from shareholders' investments                           488,000             186,400                321,500
     Proceeds from shareholder loans                                         -             550,170                      -
     Net proceeds from line of credit                                  200,000             209,000                200,000
                                                                 -------------       -------------            -----------
  Net cash flows provided by financing activities                      688,000             945,570                521,500
                                                                 -------------       -------------            -----------
  Net increase in cash                                                  13,517               2,675                 17,049

  Cash - Beginning of period                                                 -              13,517                      -
                                                                 -------------       -------------            -----------
  Cash - End of period                                           $      13,517       $      16,192            $    17,049
                                                                 =============       =============            ===========
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the period for:
     Interest                                                    $      (5,133)      $     (17,019)           $         -
                                                                 =============       =============            ===========
     Income taxes                                                $           -       $           -            $         -
                                                                 =============       =============            ===========

                                                   See accompanying notes.

                                       F-6

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------------------

ORGANIZATION AND BASIS OF PRESENTATION

Platinum Partners, LLC., d/b/a Health Benefits Direct, was formed under the laws of the state of Florida in January 2004 with the name "Platinum Partners,  LLC."
Platinum  Partners II LLC. was formed  under the laws of the state of Florida in
August of 2004 with the name "Platinum  Partners II, LLC." Platinum Partners II,
LLC. is the sole member of Health Benefits Direct II, LLC. On September 9, 2005,
Health  Benefits  Direct  Corporation  (the  Company)  was  formed as a Delaware
Corporation.  Simultaneously,  the  Members  of  Platinum  Partners  I,  LLC and
Platinum Partners II, LLC (Common ownership)  exchanged their ownership interest in the LLC's for a pro-rata  exchange  share of the Company.  As a result of the reorganization,  the  Company is the sole  member of the  existing  LLC's and is doing business as "Health Benefits Direct."

The Company specializes in the direct marketing of health, life and related insurance products to individuals, families and groups. The Company has developed proprietary technology and processes to connect prospective insurance customers with the Company's agents and service personnel using an integrated on-line platform with call center follow up. The Company employs licensed agents supported by verification, underwriting, customer service and technology employees for the purpose of providing immediate information to prospective customers and selling insurance products. The Company receives commission and other fees from the insurance companies for the sale of their products.

USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect certain  reported amounts and  disclosures.  Accordingly,  actual results could  differ from those  estimates.  Significant  estimates in 2004 include the allowance  for  doubtful  accounts  and the useful life of  property,  plant and equipment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  amounts  reported  in  the  balance  sheet  for  cash,   accounts
receivable, accounts payable, accrued expenses, payroll taxes payable, and notes payable  approximate their fair market value based on the short-term maturity of these instruments.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company  considers all cash and other demand deposits to be cash and cash equivalents.  As of December 31, 2004, and as of September 30, 2005 the Company had no cash equivalents.

ACCOUNTS RECEIVABLE

Accounts  receivable  are  reported  at net  realizable  value.  The Company has established an allowance for doubtful accounts based upon factors  pertaining to the credit risk of specific customers, historical trends, and other information.
Delinquent  accounts are written-off  when it is determined that the amounts are uncollectible.  At December 31, 2004, and as of September 30, 2005 the allowance for doubtful accounts was $9,817 and $13,437 respectively.

Accounts  receivable  from  one  customer  accounted  for  60% of the  Company's accounts receivable balance at December 31, 2004.

                                       F-7

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)
         -------------------------------------------------------------------------

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. The cost of repairs and  maintenance is expensed as incurred;  major  replacements  and improvements are capitalized.
When assets are retired or disposed  of, the cost and  accumulated  depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of  disposition.  In accordance  with  Statement of Financial
Accounting  Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal
of Long-Lived Assets",  the Company examines the possibility of decreases in the value of fixed assets when events or changes in  circumstances  reflect the fact that their recorded value may not be recoverable.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

REVENUE RECOGNITION

The Company  follows the guidance of the  Securities  and Exchange  Commission's
Staff  Accounting  Bulletin  104  for  revenue  recognition.  Insurance  premium commissions are recognized pro-rata over the terms of the policies. The unearned portion of premium commissions is included in the consolidated  balance sheet as a liability for unearned commission advances.  The Company receives fees for the placement  and  issuance of  insurance  policies  that are in  addition  to, and separate  from,  any sales  commissions  paid by insurance  companies.  As these policy fees are not refundable and the Company has no continuing obligation, all such  revenues  are  recognized  on the  effective  date of the  policies or, in certain cases, the billing date, whichever is later.

LEAD COST

Lead costs are costs incurred in acquiring potential client data. Lead costs are expensed  as  incurred.  For the period  January 27,  2004  (inception)  through
December  31,  2004,  lead cost  expense  amounted to  $499,680.  For the period
January 1, 2005 through September 30, 2005 lead cost amounted to $491,876.  Lead expense for the period January 27, 2004 (inception)  through  September 30, 2004 amounted to $276,153.

CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk  consist  principally  of cash and trade  accounts  receivable.  The
Company  places  its cash  with  high  credit  quality  financial  institutions.
Concentrations  of credit risk with  respect to trade  accounts  receivables  is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

As of December 31, 2004,  approximately 84% of our revenue was received from one insurance  company.  Management  believes  that a comparable  carrier is readily available should the need arise.

As of September  30, 2005  approximately  90% of our revenue was  received  from three insurance  companies.  Management  believes that  comparable  carriers and products are available should the need arise.

                                       F-8

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

INCOME TAXES

Through September 6, 2005, the Company was organized as a combination of limited liability  companies "LLCs". In lieu of corporation income taxes, the members of the LLCs were eligible for their proportional share of the Company's net losses.
Therefore,  no provision or liability for Federal income taxes has been included in the financial statements as of December 31, 2004.

The Company was taxed as a combination of LLCs until September 6, 2005, when the
Company  changed its form of  ownership to a C  corporation.  As a result of the change of ownership,  the Company  accounts for income taxes under the liability method in accordance with Statement of Financial  Accounting  Standards No. 109,
"ACCOUNTING FOR INCOME TAXES" under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

Had income taxes been determined based on a effective tax rate of 38% consistent with the method of SFAS 109, the Company's net losses for all periods  presented would not have changed.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2005,  the  Securities  and Exchange  Commission's  Office of the Chief
Accountant and its Division of Corporation Finance has released Staff Accounting
Bulletin  (SAB) No.107 to provide  guidance  regarding the  application  of FASB
Statement  No.123  (revised  2004),  Share-Based  Payment.  Statement No. 123(R)
covers a wide range of share-based  compensation  arrangements  including  share options,  restricted share plans,  performance-based  awards, share appreciation rights,  and employee  share  purchase  plans.  SAB 107 provides  interpretative guidance related to the interaction  between  Statement No. 123R and certain SEC rules and  regulations,  as well as the staff's views regarding the valuation of share-based  payment  arrangements  for public  companies.  SAB 107 also reminds public companies of the importance of including  disclosures within filings made with the SEC relating to the accounting for  share-based  payment  transactions, particularly during the transition to Statement No. 123R.

In May 2005, the Financial  Accounting Standards Board ("FASB") issued Statement of  Financial  Accounting  Standards  No.  154,  "Accounting  Changes  and Error
Corrections-a  replacement of APB Opinion No. 20 and FASB Statement No.3" ("SFAS
154"). This Statement replaces APB Opinion No. 20, Accounting Changes,  and FASB
Statement No. 3, Reporting  Accounting Changes in Interim Financial  Statements,
and changes the requirements for the accounting for and reporting of a change in accounting  principle.  This  Statement  applies  to all  voluntary  changes  in accounting  principle.  It also  applies to changes  required  by an  accounting pronouncement  in the unusual instance that the  pronouncement  does not include
specific  transition   provisions.   When  a  pronouncement   includes  specific
transition provisions, those provisions should be followed.

                                       F-9

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

Property and  equipment  consisted of the following at December 31, 2004 and for the nine months ended September 30, 2005:

                                                                         2005
                                      Useful Life        2004        (unaudited)
                                      -----------    ----------     ------------

   Computer Equipment and Software      3 Years      $  145,283     $  188,360
   Software Development                 3 Years               -        121,568
   Office Furniture and Equipment       5 Years          27,465         59,607
   Leasehold Improvements               3 Years          40,791         41,991
                                                     ----------     ----------
                                                        213,539        411,526
   Accumulated Depreciation                             (37,797)       (97,312)
                                                     ----------     ----------
                                                     $  175,742     $  314,214
                                                     ==========     ==========

Depreciation  expense for 2004  totaled  $37,797.  Depreciation  expense for the period  from  January  1, 2005  through  September  30,  2005  totaled  $59,515.
Depreciation  expense  for the  period  January  27,  2004  (inception)  through
September 30, 2004 totaled $23,873.

NOTE 3 - LINE OF CREDIT

Union  Planters  Bank,  N.A. - The line of credit was dated  August  2004 with a maturity  date of August 2006 at an  interest  rate of prime 3.75 plus 1%. As of
December 31, 2004 the outstanding balance was $200,000. As of September 30, 2005 the  outstanding  balance  was  $399,000.  This  line of  credit  is  personally guaranteed by the principles of the Company.

Dell Business Credit - The revolving line of credit was dated January 1, 2005 at an interest  rate 26%.  The total line of credit  available  is  $10,000.  As of
September 30, 2005 the outstanding balance was $10,000.

NOTE 4 - NOTE PAYABLE - RELATED PARTY

As of December 31, 2004,  the Company had an  outstanding  note payable due to a director  of the  Company  of  $25,000.  This Note was  issued in  exchange  for computer  equipment  supplied to the Company with an estimated fair market value of $25,000.  This note bears interest at 5% per annum and is due upon demand. As of September  30, 2005,  the Company had  outstanding  loans  payable due to the shareholders of the Company of $575,171.  These loans bear interest ranging from
0% to 5% per annum and are due upon demand.

NOTE 5 - SHAREHOLDERS DEFICIT

For the period of January  27,  2004  (inception)  through  December  31,  2004, shareholders'  contributed  $488,000 in cash for their initial investment in the
Company. On September 9, 2005, in connection with the reorganizations  described in the basis of  presentation,  a shareholder  was issued common stock  purchase warrants to purchase 50,000 shares of common stock at an exercise price of $3.00 per share concurrently with Health Benefits Direct Corporation's first financing that could result in gross proceeds to HBDC of at least $250,000.

                                      F-10

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SHAREHOLDERS DEFICIT, (CONTINUED)

On  September  16, 2005,  the company  sold  300,000  shares of common stock and issued stock purchase  warrants to purchase  75,000 shares of common stock to an
investor  for  net  proceeds  of  approximately   $186,000.   The  warrants  are
exercisable at $1.50 per share and expire in five years.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company  leases  office space in Pompano  Beach,  Florida under an operating lease which expires in February 2007.  The Pompano  Beach,  Florida office lease agreement has certain  escalation  clauses and renewal  options.  Future minimum rental payments required under this operating lease is as follows:

                                      December 31, 2004
                                       Lease Payments
                                    ---------------------
Year Ended December 31,
   2005                              $         137,600
   2006                                        143,000
   2007                                         12,000
                                    ---------------------
Total minimum lease payments                   292,600
                                    =====================

Rent expense for the period of January 27, 2004 (inception) through December 31,
2004 was  $104,241.  Rent  expense  for the period of  January  1, 2005  through
September  30, 2005 was $101,412.  Rent expense for the period  January 27, 2004
(inception) through September 30, 2004 was $74,241.

LITIGATION.

We are involved in lawsuits,  claims and legal  proceedings  as is normal in the ordinary course of our business. Any possible adverse outcome arising from these matters is not expected to have a material  impact on our results of  operations or financial  position,  either individually or in the aggregate.  However,  our evaluation of the likely impact of these  pending  lawsuits  could change in the future. If the potential loss from any claim or legal proceeding is probable and can be  estimated,  we will accrue a liability  for  estimated  settlements  and incurred but unpaid legal fees for services  performed to date.  In our opinion, the ultimate  resolution  of these  matters  will not have a materially  adverse effect on our financial position, liquidity or results of operations.

NOTE 7 - RELATED PARTY TRANASCTIONS

The  Shareholders  of the Company,  from time to time,  provide  advances to the
Company for  operating  expenses.  These  advances are  short-term in nature and non-interest  bearing.  As  of  December  31,  2004,  the  amounts  due  to  the
Shareholders  totaled  $60,469.  As of September 30, 2005 the amounts due to the
Shareholders totaled $188,870.

                                      F-11

                             HEALTH BENEFITS DIRECT
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - RELATED PARTY TRANASCTIONS, (CONTINUED)

The  Company,  from time to time,  provides  advances  to a related  party under common  ownership.  These  advances are  short-term  in nature and  non-interest bearing.  As of December 31, 2004, the amount due from the related party totaled
$22,249.  As of September 30, 2005 the amount due from the related party totaled
$41,034.

NOTE 8 - SALARIES PAYABLE - MANAGEMENT

On March 1, 2004, it was resolved by the Board of Directors  that each member of management shall receive compensation in the amount of $17,500 per month. In the event that in a period of any given calendar month the Company realizes a profit of an amount less than $52,500, these salaries shall not be distributed and will be accounted for as "Salaries  Payable" and will be  distributed on a later date to be  determined by the Board.  For the period of January 27, 2004  (inception)
through December 31, 2004, Salaries payable - management,  totaled $525,000.  As of September 30, 2005 Salaries payable to management amounted to $997,500.

NOTE 9 - SUBSEQUENT EVENTS

During 2005, the Company  increased the line of credit to $400,000.  The Company also  renewed the existing  facility  and  extended the maturity  date to August
2006.

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